EXHIBIT 10.10C

THIS STOCK OPTION AND THE SECURITIES ISSUABLE UPON
THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE
SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR
OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY THAT REGISTRATION IS
NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD
PURSUANT TO RULE 144 UNDER SUCH ACT.

THE GUITAMMER COMPANY

STOCK OPTION AGREEMENT

(Nonqualified Stock Option)

THIS STOCK OPTION AGREEMENT (this "Agreement"), dated June 29, 2005. between The Guitammer Company, an Ohio corporation (the "Company"), and Andrea Lerner Levenson, an individual resident of the State of Ohio (the "Optionee");

WITNESSETH:

WHEREAS, the Board of Directors of the Company adopted The Guitammer Company 1999 Non-Qualified Stock Option Plan (the "Plan") on September 30th, 1999;

WHEREAS, the Plan permits the grant of nonqualified stock options with respect to common shares of the Company (the "Common Shares");

WHEREAS, pursuant to the provisions of the Plan, the Board of Directors of the Company, or a committee of directors designated by the Board of Directors to administer the Plan (in either case, the "Committee"), has determined that a nonqualified stock option to acquire Common Shares should be granted to the Optionee upon the terms and conditions set forth in this Agreement and under that certain Note Purchase Agreement dated as of June 29, 2005 entered into by and among the Company, the Optionee and others (as such agreement may be amended from time to time, the "Purchase Agreement");

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto make the following agreement, intending to be legally bound thereby:

Section I.Plan as Controlling. All terms and conditions of the Plan, as it may be amended from time to time, applicable to options granted thereunder shall be deemed incorporated herein by reference; provided, however, that no amendment to the Plan made effective after the date of this Agreement shall affect the Option (as defined in Section 2), without the consent of the Optionee. In the event that any provision in this Agreement conflicts with any term in the Plan, the terin in the Plan shall be deemed controlling.

Section 2.Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase eight (8) Common Shares.

Section 3.Terms and Conditions of the Option.

 (a) Option Exercise Price. The purchase price (the "Option Exercise Price") to be paid by the Optionee to the Company upon the exercise of the Option shall be Six Hundred and Sixty Five Dollars (S665.00) per Common Share.

(b) Exercise of the Option. The Optionee may exercise the Option, from time to time and at any time, beginning on the first anniversary of this Agreement. The grant of the Option shall not confer upon the Optionee any right to be employed by the Company nor limit in any way the right of the Company to terminate the employment of the Optionee at any time.

(c) Option Term. The Option shall in no event be exercisable after the expiration of ten (10) years from the date of this Agreement.

(d) Method of Exercise. The Option may be exercised only by giving written notice of exercise to the Company stating the number of Common Shares subject to the Option in respect of which it is being exercised. The notice must be given to the President of the Company. The Optionee shall be required, as a condition precedent to the Optionee's right to exercise the Option and at the Optionee's expense, to supply the Company with such evidence, representations and agreements as the Company may deem necessary or desirable to establish the Optionee's right to exercise the Option and the propriety of the sale of Common Shares by reason of such exercise under the Securities Act of 1933, as amended (the "Securities Act"), the securities laws of the state of residence of the Optionee or any holder of the Option, and any other laws or requirements of any governmental authority. Without limiting the generality of the foregoing, the Option shall not be exercisable unless the sale of the Common Shares by reason of such exercise has been registered under the Securities Act and all other applicable securities laws of any jurisdiction or unless such sale is exempt from such registration requirements. The Company does not currently intend, and shall be under no obligation, to so register any or all of the Common Shares. Payment for all such Common Shares shall be made to the Company at the time the Option is exercised in such form as authorized by the Plan. After payment in full for the Common Shares purchased under the Option has been made, the Company shall take all such action as is necessary to deliver appropriate certificates evidencing the Common Shares purchased upon the exercise of the Option as promptly thereafter as is reasonably practicable.

(e) Satisfaction of Taxes and Tax Withholding Requirements. The Company shall be entitled and is authorized, if required by law in order to obtain favorable tax treatment, as reasonably determined by the Committee or the Board of Directors, to withhold (or secure payment from the Optionee in lieu of withholding) the amount of any applicable withholding taxes as provided in the Plan. The Company may defer delivery of any Common Shares pursuant to the exercise of the Option unless indemnified to its satisfaction in this regard.

(f) Acceleration of Options. In the event that, during the period beginning on the date of this Agreement and ending on the first anniversary of this Agreement, the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets of the Company or 50% or more of the outstanding capital stock of the Company by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions (each an "Acceleration Event"), then the Company shall give notice to Optionee and Optionee shall have the right to exercise the full number of Common Shares subject to the Option during the period beginning on the date of such notice and ending on the day before the scheduled date of consummation of the Acceleration Event; provided that any exercise of the Option during such period shall be conditioned upon the consummation of the Acceleration Event and shall be effective only immediately before such consummation, except to the extent that the Optionee may indicate, in writing, that such exercise is unconditional with regard to all or part of the unaccelerated portion of the Option. Upon consummation of the Acceleration Event, the Option, whether or not accelerated, shall terminate and cease to be exercisable unless assumed by the successor. The grant of this Option shall not affect in any way the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Section 4. Adjustments and Changes in the Common Shares Subject to the Option.

(a)In the event of any stock dividend or other distribution(whether in the form of Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the Common Shares or other securities of the Company, or other similar extraordinary corporate transaction or e.,ent affects the Common Shares such that an adjustment is necessary in order to prevent extraordinary dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan to the Optionee, then the Committee shall proportionately adjust either or both (as necessary): (i) the number of Common Shares or other securities of the Company {or number and kind of other securities or property) subject to the Option; and (ii) the Option Exercise Price with respect to the Option; provided that, no such adjustment shall be required to be made in connection with the mere issuance by the

Company of Common Shares or other securities of the Company, or warrants, options or other rights to purchase Common Shares or other securities of the Company, in any case, which is not made in conjunction with or as part of such an extraordinary corporate transaction.

(b)The Option Exercise Price and the number of Common Shares subject to this Option shall be subject to adjustment as follows:

If any time after June 29, 2005, the Company shall issue or sell common shares at a price per share less than the Option Exercise Price and fails to offer Optionee the opportunity to purchase common shares on the same terms, then the Option Exercise Price shall be reduced by multiplying the Option Exercise Price then in effect by a fraction: (1) The numerator of which shall be (A) the number of Common Shares outstanding on a fully-diluted basis immediately prior to the issuance of such additional Common Shares, plus (B) the number of Common Shares which the aggregate consideration, if any, received by the Company for the total number of such additional Common Shares so issued would purchase at the Option Exercise Price; and (2) The denominator of which shall be (A) the number of Common Shares outstanding on a fully-diluted basis immediately prior to the issuance of such additional Common Shares, plus (B) the number of such additional Common Shares so issued.

Upon any adjustment to the Option Exercise Price pursuant to 4(b) (i), above, the number of Common Shares subject to the Option shall be increased by multiplying the number of Common Shares subject to the Option by the inverse of the fraction determined under (i), above, so that the total Option Exercise Price, in the aggregate, for all of the Common Shares subject to the Option shall remain unchanged. For example, if the Option Exercise Price is, under 4(b)(i) above, to be multiplied by then the number of shares subject to the Option shall be multiplied by 2.

For the purposes of this Section 4, the term "fully-diluted" shall mean all issued and outstanding Common Shares plus the total number of Common Shares available to be issued pursuant to the exercise of stock options (whether or not supported by sufficient authorized Common Shares) which are: (A) currently existing or outstanding, or (B) not yet granted but described in the Purchase Agreement.

For the purposes of this Section 4, if part or all of the consideration received by the Company in connection with the issuance of Common Stock or the issuance of any of the securities described in this Section 4 consists of services or property other than cash, such consideration shall be deemed to have a fair market value as reasonably determined in good faith by the Board of Directors of the Company.

(c)Notwithstanding anything to the contrary contained herein, there shall be no adjustment of the Option Exercise Price as a result of the issuance of Common Shares upon the exercise of stock options granted to senior management, employees, non-employee directors and other non-employees, such as consultants and independent contractors, of the Company, for up to 15% (fifteen percent) of the fully diluted outstanding Common Shares Company existing as of the date hereof and granted at an exercise prices of not less than the fair market value of the Common Stock, determined in good faith by the board of directors of the Company as of the date of grant. Optionee acknowledges that the 892 shares subject to options existing as of the date hereof shall not be included with the fifteen percent limit described in this Subsection 4(c).

Section 5. Non-Assignability of the Option. During the lifetime of the Optionee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or the laws of descent, and any such purported assignment, alienation. pledge, attachment. sale. transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. The Option may not be exercised during the lifetime of the Optionee except by him or his guardian or legal representative.

Section 6.Exercise of the Option. Except as otherwise pro'c ided in this Agreement or in the Plan, the Option is exercisable only by the Optionee or his legal heirs and personal representatives; provided that the Company shall recognize nor be required to transfer record ownership of any shares to any person if such transfer would cause the termination of the Company's S Corp. election (if then in effect).

Section 7.  Restrictions on Transfers of Common Shares. Anything contained in this Agreement, in the Plan or elsewhere to the contrary notwithstanding, the Option may not be exercised if the Committee determines that the sale of Common Shares upon exercise of the Option may violate the Securities Act, the applicable state securities laws, or any other law or requirement of any governmental authority. An appropriate restrictive legend shall be placed on certificates representing Common Shares acquired upon the exercise of the Option, unless the Committee determines, upon the advice of counsel to the Company, that such legend is not required because of the existence of an effective registration statement registering the Common Shares under the Securities Act or because all applicable federal and state legal requirements have been satisfied.

Section 8.No Rights of the Optionee as a Shareholder. The Optionee shall have no rights as a shareholder of the Company with respect to any Common Shares covered by the Option until the date of issuance of a certificate to the Optionee evidencing such Common Shares.

Section 9.Confidentiality and Non-solicitation.

(a)Optionee hereby acknowledges that Optionee has or in the future may have access to the Company's trade secrets and proprietary or confidential information developed or acquired by or licensed to the Company, including, but not limited to, information regarding the Company's operations, business plans, customers or prospects, products, computer passwords or other information regarding network or systems access and research and development information, as such trade secrets and proprietary or confidential information may exist from time to time ("Confidential Information"). As consideration for the Option granted to Optionee hereunder, Optionee will not, at any time during Optionee's relationship with the Company, in whole or in part, disclose or cause any other person to disclose the Confidential Information to any other person or entity (except the Company) under any circumstances. ln addition. Optionee will not, during the term of Optionee's relationship with the Company, and for a period of one (1) year thereafter, solicit or assist any other person or entity in soliciting any employee of the Company to terminate the employee's employment with the Company under any circumstances.

(b)Optionee acknowledges that if there is a breach of any provision of this paragraph 9 by Optionee, the Company will suffer irreparable harm in that monetary damages would be inadequate to compensate the Company for such a breach. In the event of a breach or threatened breach of any such provisions by Optionee, in addition to such monetary and other relief as may be available, Optionee agrees that the Company will be entitled to injunctive relief as may be necessary to restrain any breach or further breach of such provisions by Optionee, without showing or providing any actual damages or loss sustained by the Company or notice to Optionee.

Section 10.Notices and Payments. All payments required or permitted to be made under the provisions of this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement to the Company or to the Optionee, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), addressed as follows:

(a)  If to the Company, to:

The Guitammer Company
P.O. Box 82
Westerville, OH 43086
ATTN: President / CEO

(b)  If to the Optionee, to the address of the Optionee set forth at the conclusion of this Agreement-

The Company or the Optionee may, by notice given to the other in accordance with this Agreement, designate a different address for making payments required or permitted to the made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be given in accordance with this Agreement shall be deemed to have been given when placed in the U.S. Mail, addressed and mailed as provided in this Agreement.

Section 11.General Provisions.

(a) Governing Law The rights and obligations of the Optionee and the Company under this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and performed entirely in such state (without giving effect to the conflict of laws principles thereof) in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement, and remedies provisions of the Plan and its rules and regulations, except to the extent preempted by applicable federal law.

(b) Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

(c) Severability. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible to two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

(d) Number and Gender. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

(e) Amendment of Option. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate the Option, prospectively or retroactively; provided that, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary.

(f) Entire Agreement.   This Agreement, including the Plan as amended from time to time and incorporated by reference herein, constitutes the entire agreement between the Company and the Optionee in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No officer, employee or other servant or agent of the Company, and no servant or agent of the Optionee, is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

(g) Rights and Remedies Cumulative. All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed at law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

(h) Duplicate Originals. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall be deemed to constitute a single instrument.

(i) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first above written.

The Guitammer Company	Optionee:

By: /s/ Mark Luden	/s/ Andrea Lerner Levenson
(Authorized Officer)	Andrea Lerner Levenson

Title: President/CEO	Address:	7565 Fernwood Drive
Cincinnati, OH 45237

Soc. Sec. No.: xxx-xx-xxxx